EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the use of:
•our report dated February 15, 2024 on the consolidated financial statements of TC Energy Corporation (the “Company”) which comprise the consolidated balance sheets as at December 31, 2023 and 2022, the related consolidated statements of income, comprehensive income, cash flows, and equity for each of the years in the three-year period ended December 31, 2023, and the related notes, and
•our report dated February 15, 2024 on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023 each of which is included in the Annual Report on Form 40-F of the Company for the fiscal year ended December 31, 2023.
We also consent to the incorporation by reference of such reports in the:
•Registration Statements No. 333-5916, No. 333-8470, No. 333-9130, No. 333-151736, No. 333-184074, No. 333-227114 and No. 333-237979 on Form S-8 of TC Energy Corporation;
•Registration Statements No. 33-13564 and No. 333-6132 on Form F-3 of TC Energy Corporation;
•Registration Statements No. 333-208585, No. 333-250988 and No. 333-252123 on Form F-10 of TC Energy Corporation; and,
•Registration Statement No. 333-267323 and No. 333-276558 on Form F-10 of TransCanada PipeLines Limited.

/s/ KPMG LLP
Chartered Professional Accountants
February 15, 2024
Calgary, Canada